EXHIBIT 23.2

BDO DUNWOODY LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-130867) of Gastar Exploration Ltd. of our report dated March 18, 2005 (December 21, 2005 as to Notes 5 and Note 6) relating to the consolidated financial statements of Gastar Exploration Ltd. and subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ BDO DUNWOODY LLP

Calgary, Alberta

March 23, 2007